750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com
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Exhibit 5.1
October 2, 2026

TPG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

Re:    Registration Statement on Form S-4 (File No. 333-298954)

Ladies and Gentlemen:
    We have served as Maryland counsel to TPG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the offering and issuance of (i) shares (the “Common Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Common Stock Issuance”), (ii) 2,781,635 shares (the “Series D Preferred Shares”) of 8.20% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), of the Company, and (iii) 1,604,103 shares (the “Series E Preferred Shares” and, together with the Common Shares and the Series D Preferred Shares, the “Shares”) of 8.250% Floating Rate Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), of the Company in connection with the merger (the “Merger”) of Cherry Hill Mortgage Investment Corporation, a Maryland corporation (“CHMI”), with and into MIT Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of August 9, 2026 (the “Merger Agreement”), by and among the Company, Merger Sub, CHMI, Cherry Hill Operating Partnership, LP, a Delaware limited partnership, and, for the limited purposes set forth in the Merger Agreement, AG REIT Management, LLC, a Delaware limited liability company. The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).
    In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):
    1.    The Registration Statement and the related form of joint proxy statement/prospectus included therein (the “Proxy Statement/Prospectus”) in the form in which it was transmitted to the Commission under the 1933 Act;

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TPG Mortgage Investment Trust, Inc.
October 2, 2026

    2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
    3.    The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;
    4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
    5.    Resolutions adopted by the Board of Directors (the “Board”) of the Company relating to, among other matters, the approval of the Merger Agreement and the Merger and the issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;
    6.    The Merger Agreement;
    7.    The form of Articles Supplementary classifying the Series D Preferred Stock, attached as an annex to the Merger Agreement that is attached as an annex to the Registration Statement (the “Series D Articles Supplementary”);
    8.    The form of Articles Supplementary classifying the Series E Preferred Stock, attached as an annex to the Merger Agreement that is attached as an annex to the Registration Statement (the “Series E Articles Supplementary”);
    9.    A certificate executed by an officer of the Company, dated as of the date hereof; and
    10.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
    In expressing the opinion set forth below, we have assumed the following:
    1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
    2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
    3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

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TPG Mortgage Investment Trust, Inc.
October 2, 2026

    4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
    5.    Prior to issuance of any Shares, (i) the Common Stock Issuance will have been approved by the stockholders of the Company as contemplated by the Merger Agreement and (ii) the Series D Articles Supplementary and the Series E Articles Supplementary will have been accepted for record by the SDAT.
6.    The Common Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VII of the Charter.
    7.    The Series D Preferred Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VII of the Charter or the Series D Articles Supplementary.
    8.    The Series E Preferred Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VII of the Charter or the Series E Articles Supplementary.
    9.    Upon the issuance of any of the Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
    10.    Upon the issuance of any of the Series D Preferred Shares, the total number of shares of Series D Preferred Stock issued and outstanding will not exceed the total number of shares of Series D Preferred Stock that the Company is then authorized to issue under the Charter.
    11.    Upon the issuance of any of the Series E Preferred Shares, the total number of shares of Series E Preferred Stock issued and outstanding will not exceed the total number of shares of Series E Preferred Stock that the Company is then authorized to issue under the Charter.

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TPG Mortgage Investment Trust, Inc.
October 2, 2026

    Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
    1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
    2.    The issuance of the Shares has been duly authorized and, when and if issued in connection with the Merger in accordance with the Resolutions and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.
    The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
    The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                        Very truly yours,

/s/ Venable LLP